As filed with the Securities and Exchange Commission on May 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TC Energy Corporation

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 – 1st Street S.W.

Calgary, Alberta, T2P 5H1, Canada

(Address of Principal Executive Offices) (Zip Code)

TransCanada USA Services Inc. Employee Stock Purchase Plan

(Full title of the plans)

TransCanada USA Services Inc.

700 Louisiana Street, Suite 700

Houston, Texas 77002

(832) 320-5201

(Name, address and telephone number (including area code) of agent for service in the United States)

Copies to:

Christine Johnston
TC Energy Corporation
450 – 1 Street S.W.
Calgary, Alberta, Canada
T2P 5H1
(403) 920-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Shares, no par value (including rights under shareholder rights plan)	1,500,000	$47.27	$70,905,000	$9,203.47

(1)

Represents 1,500,000 common shares (the “Common Stock”) of TC Energy (the “Registrant”) to be issued under the TransCanada USA Services Inc. Employee Stock Purchase Plan (the “ESPP”) sponsored by its indirect wholly-owned subsidiary, TransCanada USA Services Inc. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend, recapitalization or any similar transaction.

(2)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of computing the registration fee based on the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange, on April 30, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement on Form S-8 (the “Registration Statement”) will be sent or given to participants of the TransCanada USA Services Inc. Employee Stock Purchase Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)         The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2019, filed with the Commission on February 13, 2020;

(b)         All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2019.

(c)          the description of the Registrant’s common shares contained in its registration statement on Form 8-A (File No. 001-31690) filed with the Commission on May 14, 2003, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act (“CBCA”) and Section 6 of By-Law No. 1 of the Registrant provide for the indemnification of directors and officers of the Registrant. Under these provisions, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer, and may indemnify an individual who acts or acted at the Registrant’s request as a director or officer or in a similar capacity of another entity (collectively, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of the Registrant to procure a judgment in its favor) in which the individual is involved because of that association with the Registrant or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of the Registrant or such other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with the Registrant or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

As contemplated by Section 124(4) of the CBCA and the Registrant’s bylaws, the Registrant has acquired and maintains directors’ and officers’ liability insurance with coverage and terms that are customary for a company of the Registrant’s size in its industry of operations. Generally, under this insurance the Registrant is reimbursed for payments in excess of the deductible made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by the Registrant. Noteworthy exclusions from coverage are: claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the United States of America Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions), bodily injury, property damage or engineering professional services and claims brought by a director or officer against another director or officer or by the Registrant against a director or officer except for shareholder derivative actions not assisted in by a director or officer of the Registrant.

The Registrant also has indemnity agreements with its directors and officers pursuant to which the Registrant has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the CBCA.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	TransCanada USA Services Inc. Employee Stock Purchase Plan.

23.1*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*    Filed herewith.

Item 9.   Undertakings.

(a)                   The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 1st day of May, 2020.

TC Energy Corporation

By:	/s/ Russell K. Girling
	Name:	Russell K. Girling
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Russell K. Girling, Donald R. Marchand and Christine R. Johnston, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on May 1, 2020.

Signature	Title	Date

/s/ Russell K. Girling	Director, President and Chief Executive Officer (Principal Executive Officer)	May 1, 2020
Russell K. Girling

/s/ Donald R. Marchand	Executive Vice-President, Strategy & Corporate Development and Chief Financial Officer (Principal Financial Officer)	May 1, 2020
Donald R. Marchand

/s/ G. Glenn Menuz	Vice-President and Controller (Principal Accounting Officer)	May 1, 2020
G. Glenn Menuz

/s/ Siim A. Vanaselja	Director, Chair	May 1, 2020
Siim A. Vanaselja

/s/ Stephan Cretier	Director	May 1, 2020
Stephan Cretier

/s/ S. Barry Jackson	Director	May 1, 2020
S. Barry Jackson

Signature	Title	Date

/s/ Randy Limbacher	Director	May 1, 2020
Randy Limbacher

/s/ John E. Lowe	Director	May 1, 2020
John E. Lowe

/s/ Una Power	Director	May 1, 2020
Una Power

/s/ Mary Pat Salomone	Director	May 1, 2020
Mary Pat Salomone

/s/ Indira Samarasekera	Director	May 1, 2020
Indira Samarasekera

/s/ D. Michael G. Stewart	Director	May 1, 2020
D. Michael G. Stewart

/s/ Thierry Vandal	Director	May 1, 2020
Thierry Vandal

/s/ Steven Williams	Director	May 1, 2020
Steven Williams

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, a duly authorized representative of the Registrant in the United States, has signed this Registration Statement in the City of Houston, State of Texas, on the 1st day of May 2020.

TRANSCANADA USA SERVICES INC.

By:	/s/ Jon A. Dobson
Name:	Jon A. Dobson
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1*	TransCanada USA Services Inc. Employee Stock Purchase Plan.

23.1*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*    Filed herewith.